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                                                                    EXHIBIT 10.2




                         TWELFTH AMENDMENT TO THE THIRD
                        AMENDED AND RESTATED AGREEMENT OF
                  LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P.

         This TWELFTH AMENDMENT TO THE THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., dated as of April 19, 2000 (this "Amendment"), is being executed by AIMCO-GP, Inc., a Delaware corporation (the "General Partner"), as the general partner of AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership"), pursuant to the authority conferred on the General Partner by the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994 (the "Agreement"). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.

         WHEREAS, pursuant to Exhibit K of the Agreement, the Partnership Unit Designation of the Class I High Performance Partnership Units of AIMCO Properties, L.P. ("Partnership Unit Designation"), the General Partner determined the designations, preferences and relative, participating, optional or other special rights, powers and duties of the Class I High Performance Partnership Units;

         WHEREAS, the General Partner and the holders of the outstanding Class I High Performance Partnership Units wish to (i) clarify an ambiguity in the definition of "AIMCO Total Return" in the Partnership Unit Designation, and (ii) prevent the possibility of market manipulation distorting the calculation of "Excess Return," as defined in the Partnership Unit Designation; and

         WHEREAS, the holders of all of the outstanding Class I High Performance Partnership Units have consented to this amendment to the Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The definition of "AIMCO Total Return" in Section 2 of the Partnership Unit Designation is hereby amended to read in its entirety as follows:

              "AIMCO Total Return" shall mean the Total Return of the REIT Shares for the Measurement Period; provided, however, that, for purposes of calculating the security price of the REIT Shares at the end of the Measurement Period, such price shall be the average of the daily market prices for twenty (20) consecutive


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         trading days ending immediately prior to the Class I High Performance
         Valuation Date. The market price for any such trading day shall be:

                    (i) if the REIT Shares are listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System, the volume-weighted average of trading prices on such day, as reported by Bloomberg Financial Markets (or another reliable source selected by the General Partner), or if no trade takes place on such day, the average of the closing bid and asked prices on such day, as reported in the principal consolidated transaction reporting system;

                    (ii) if the REIT Shares are not listed or admitted to
               trading on any securities exchange or The Nasdaq Stock Market's National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or

                    (iii) if the REIT Shares are not listed or admitted to
               trading on any securities exchange or The Nasdaq Stock Market's National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported;

         provided, however, that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the market price of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

         2. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement and the Partnership Unit Designation shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.


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         IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                                          GENERAL PARTNER:

                                          AIMCO-GP, INC.



                                          By: /s/ PETER KOMPANIEZ
                                              ----------------------------------
                                              Name:  Peter Kompaniez
                                              Title: President and Vice Chairman